UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021

Pactiv Evergreen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39528	98-1538656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court, Lake Forest, Illinois, 60045

(Address of principal executive offices) (Zip Code)

(847) 482-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 14, 2021, Pactiv LLC, a subsidiary of Pactiv Evergreen Inc. (the “Company”) entered into a commitment agreement (the “Agreement”), with Massachusetts Mutual Life Insurance Company (the “Insurer”) and the Pactiv North America Pension Plans Investment Committee, acting solely in its capacity as the named fiduciary of the Pactiv Evergreen Pension Plan (the “Plan”). Under the Agreement, Pactiv LLC will purchase a non-participating group annuity contract (the “Annuity Contract”) from the Insurer and transfer to the Insurer the future benefit obligations and annuity administration for approximately 16,300 retirees and beneficiaries under the Plan (the “Transferred Participants”).

Upon the payment of the premium to the Insurer and the closing of the transactions contemplated by the Agreement (the “Transaction”), the purchased pension benefit obligations for the Transferred Participants will be irrevocably transferred from the Plan to the Insurer, which will guarantee the pension benefits of the Transferred Participants. By transferring these obligations to the Insurer, the Company will reduce its gross pension plan liabilities by approximately $950 million, or approximately 22% of the Plan’s estimated projected benefit obligations as of July 21, 2021. The purchase of the Annuity Contract will be funded directly by assets of the Plan.

Benefits payable to the Transferred Participants are not being reduced as a result of the Transaction. Likewise, benefits payable to participants who will remain in the Plan after the Transaction are not being reduced as a result of the Transaction.

The Transaction is subject to customary closing conditions, including certain termination clauses. The Company expects the purchase of the Annuity Contract to be completed by July 21, 2021. Subject to certain conditions set forth in the Agreement, all Transferred Participants will continue to receive their benefits from the Plan until October 31, 2021, after which time, subject to the terms of the Agreement, the Insurer will assume responsibility for making direct payment of the benefits to the Transferred Participants and for administrative and customer service support regarding such benefits.

As a result of the Transaction, the Company expects to recognize a non-cash pre-tax pension settlement gain of approximately $30 million in the third quarter of 2021.

Forward-Looking Statements

This report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of Pactiv Evergreen Inc., taking into account the information currently available to our management. Forward-looking statements are not statements of historical fact. For example, when we use words such as “believe,” “anticipate,” “expect,” “estimate,” “plan,” “intend,” “should,” “would,” “could,” “may,” “might,” “will” or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such uncertainties, risks and assumptions include, but are not limited to: future costs of raw materials, energy and freight, including the impact of tariffs, trade sanctions and similar matters; competition in the markets in which we operate; changes in consumer lifestyle, eating habits, nutritional preferences and health-related and environmental and sustainability concerns; failure to maintain satisfactory relationships with our major customers; the impact of a loss of any of our key manufacturing facilities; the uncertain economic, operational and financial impacts of the COVID-19 pandemic; compliance with, and liabilities related to, environmental, health and safety laws, regulations and permits; impact of government regulations and judicial decisions affecting products we produce or the products contained in the products we produce; any non-compliance with the Foreign Corrupt Practices Act or other similar laws; our dependence on suppliers of raw materials and any interruption to our supply of raw materials; our ability to realize the benefits of our capital investment, restructuring and other cost savings programs; and seasonality and cyclicality. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2021

PACTIV EVERGREEN INC.

By:	/s/ Chandra Mitchell
Chandra Mitchell
General Counsel and Corporate Secretary